Exhibit 5

      [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]



                                                        June 28, 2002


Packaging Dynamics Corporation
3900 West 43rd Street
Chicago, Illinois 60632

                       Re:    Packaging Dynamics Corporation
                              Form S-8 Registration Statement

Ladies and Gentlemen:

                  We have acted as special counsel to Packaging Dynamics Corporation, a Delaware corporation (the "Company"), in connection with the registration of 1,400,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and options to purchase 815,089 of such Shares issuable pursuant to the Packaging Dynamics Corporation 2002 Long Term Incentive Stock Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 relating to the Shares (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on June 28, 2002 under the Securities Act; (ii) a specimen certificate representing the Common Stock (the "Form of Common Stock Certificate"); (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and Restated Bylaws of the Company, as presently in effect; (v) the Plan; and
(vi) certain resolutions of the board of directors of the Company relating to the adoption of the Plan, the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  In rendering the opinion set forth below, we have assumed that certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and that such certificates will conform to the Form of Specimen Common Stock Certificate. We have also assumed that each award agreement setting forth the terms of each grant of stock options or other awards under the Plan (each an "Award Agreement") is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such Shares.

                  We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for in accordance with the terms and conditions of the Plan and any applicable Award Agreement, the Shares will be validly issued and, subject to any restrictions imposed by the Plan and any such Award Agreement, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                           Very truly yours,

                                           /s/ Skadden, Arps, Slate, Meagher
                                                 & Flom (Illinois)